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                                                                    Exhibit 23.9

                             Huddleston & Co., Inc.

                       Petroleum and Geological Engineers

                                1 Houston Center

                           1221 McKinney, Suite 3700

                              Houston, Texas 77010

                                 -------------

                    Phone (713) 209-1000 o Fax (713) 752-0828




           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS

Huddleston & Co., Inc. does hereby consent to the use of its reports relating to the Proved oil and gas reserves of Republic Royalty Company and Spinnaker Royalty Company, L.P. and to the reference to the firm as an expert in the Form S-4 registration statement being filed by Dorchester Minerals, L.P.


                                               Huddleston & Co., Inc.




                                               By:  /s/ Peter D. Huddleston
                                                  -----------------------------
                                                  Peter D. Huddleston, P.E.
                                                  President


Houston, Texas
May 7, 2002